Exhibit 99.1

Eclipse Resources Reports Proved Reserves, Impairment Charge and Earnings Announcement Information

STATE COLLEGE, PA- January 21, 2016- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company”) today announced proved reserves at December 31, 2015 were 348.8 Bcfe, a less than 2% decrease compared to proved reserves at December 31, 2014 of 355.8 Bcfe, in each case assuming ethane rejection on operated properties with a 30% contractual recovery. Year-end 2015 proved reserves were approximately 79% operated by the Company, 79% proved developed producing, and 79% natural gas. SEC prices for reserves were calculated as of December 31, 2015 and further calibrated for quality, energy content and market differentials with the average adjusted product price weighted by production over the remaining lives of the properties being $46.73 per Bbl for oil, $2.52 per Mcf for natural gas, $12.88 per Bbl of NGL and $38.20 per Bbl of condensate. Using SEC prices, which are not indicative of current forward prices, the pre-tax present value discounted at 10% of the December 31, 2015 proved reserves (“PV10”) was $212.9 million, an approximate 58% decrease over the year-end 2014 reported value of PV10 of $509.4 million. This decrease in PV10 is primarily the result of the substantially lower commodity prices used in the calculation of 2015 proved reserves as compared to the calculation of 2014 proved reserves. Eclipse Resources’ proved reserves at December 31, 2014 and 2015 were prepared by Netherland, Sewell & Associates, Inc., the Company’s independent petroleum engineers (“Netherland Sewell”).

In addition, the Company expects to record an impairment charge with respect to the fourth quarter of 2015 on certain oil and gas properties located in Ohio, attributable primarily to a significant decline in commodity prices. The Company currently estimates the impairment charge to be between $750 million and $850 million. The amount of this impairment charge has been estimated by the Company based upon presently available information, including the reserve report prepared by Netherland Sewell, and such estimate is unaudited. Accordingly, the estimated impairment charge remains subject to revision based upon further analysis and final review. The Company does not anticipate that the expected impairment will result in a violation of any financial covenants associated with the Company’s senior secured revolving credit facility or senior unsecured bonds.

Fourth Quarter 2015 and Full-Year 2015 Earnings Announcement and Conference Call

The Company plans to announce fourth quarter 2015 and full-year 2015 earnings on Wednesday, March 2, 2016, following the close of trading on the New York Stock Exchange. The Company plans to host a conference call to discuss earnings results on Thursday, March 3, 2016, at 10:00 a.m. (Eastern). To participate in the call, please dial 877-709-8150, or 201-689-8354 for international callers, and reference Eclipse Resources Fourth Quarter 2015 Earnings Call. A replay of the call will be available through May 3, 2016. To access the phone replay dial 877-660-6853 or 201-612-7415 for international callers. The conference ID is 13629043. A live webcast of the call may be accessed through the Investor Center on the Eclipse Resources’ website at www.eclipseresources.com.

Non-GAAP Disclosure

Year-end pre-tax PV10 value is a non-GAAP financial measure as defined by the SEC. Eclipse Resources believes that the presentation of pre-tax PV10 value is relevant and useful to the Company’s investors because it presents the discounted future net cash flows attributable to Eclipse Resources’ reserves prior to taking into account corporate future income taxes and the Company’s current tax structure. Eclipse Resources further believes investors and creditors use pre-tax PV10 value as a basis for comparison of the relative size and value of the Company’s reserves as compared with other companies.

The GAAP financial measure most directly comparable to pre-tax PV10 is the standardized measure of discounted future net cash flows (“Standardized Measure”). Eclipse Resources is not yet able to provide a reconciliation of pre-tax PV10 to Standardized Measure because the discounted future income taxes associated with the Company’s reserves is not yet calculable. Eclipse Resources expects to include a full reconciliation of pre-tax PV10 to Standardized Measure in its Annual Report on Form 10-K for the year ended December 31, 2015.

About Eclipse Resources

Eclipse Resources is an independent exploration and production Company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Estimated Financial Information

The preliminary financial and operational estimates contained in this press release, including the estimates of the impairment charge related to oil and gas properties that is expected to be taken with respect to the fourth quarter of 2015, are not a comprehensive statement of the Company’s financial and operational results for the fourth quarter of 2015 or fiscal 2015. Such preliminary financial and operational information are estimates based upon current information available to the Company’s management personnel. In addition, the Company’s independent auditors have not completed their audit of the consolidated financial statements for the Company as of and for the year ended December 31, 2015. The Company’s actual financial and operational results for the fourth quarter of 2015 and fiscal 2015, including the impairment charge related to oil and gas properties, may differ materially from the preliminary financial and operational estimates the Company has provided in this press release as a result of many factors, including the completion of our closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial and operational results for such periods are finalized.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, future commodity prices, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 9, 2015 (the “2014 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; pending legal matters relating to its leases; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to; legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2014 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q. Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue.

Contact:

Eclipse Resources Corporation

Douglas Kris, 814-325-2059

Vice President: Investor Relations

dkris@eclipseresources.com